CONSENT OF INDEPENDENT AUDITORS
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  February 11, 2004, in the Registration Statement and related
  Prospectus of the UBS Pathfinders Trust, Treasury
  and Growth Stock Series Twenty Five.
  /s/ ERNST & YOUNG LLP
  New York, New York
  February 13, 2004